Exhibit 10.3
FIRST AMENDMENT TO SECURITY AGREEMENT

This First Amendment to Security Agreement (the “Amendment”) is dated as of the 6th day of October, 2006 and is entered into by and between VERICHIP CORPORATION, a Delaware corporation with a principal place of business at 1690 South Congress Avenue, Suite 200, Delray Beach, Florida 33445 (“the Debtor”), and Applied Digital Solutions, Inc., a Missouri corporation located at 1690 South Congress Avenue, Suite 200, Delray Beach, Florida 33445 (the “Secured Party”).

R E C I T A L S:

WHEREAS, Secured Party and Debtor have previously entered into a Security Agreement dated as of December 27, 2005 (the “Security Agreement”) securing the obligations of Debtors under the Commercial Loan Agreement dated December 27, 2005 (the “Credit Agreement”) and the Working Capital Revolving Line of Credit made pursuant to the Credit Agreement (the “Loan”).

WHEREAS, Debtor has requested and Lender has agreed to increase the principal amount of the Loan in the amount of $4,500,000.00 and to make certain other amendments to the Credit Agreement, including a change in the applicable interest rate, subject to certain terms and conditions;

WHEREAS, Debtor and Secured Party have agreed to certain modifications to the Security Agreement; and

WHEREAS, Debtor and Secured Party have executed and delivered that certain First Amendment to the Credit Agreement of even date herewith and that certain Amended and Restated Revolving Line of Credit Note - Working Capital of even date herewith in the principal amount of $13,000,000.00.

NOW THEREFORE, in consideration of the mutual covenants, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

W I T N E S S E T H:

1.  Incorporation and Recitals. The above recitals are true and correct and are incorporated herein by reference.

2. Definitions. All capitalized terms used herein shall, except as modified herein, have the meaning subscribed to them in the Security Agreement. All references to the “Security Agreement” set forth in the Loan Documents are hereby deemed to include reference to the Security Agreement, as hereby amended. All references to the Security Agreement set forth in the Credit Agreement as amended by that First Amendment to Commercial Loan Agreement dated as of even date herewith (the “Credit Agreement”) and all other documents executed by Debtors, and/or Lender in connection with the Loan (the “Loan Documents”) are hereby deemed to refer to the Security Agreement, as hereby amended.

3. Amendment to Amount of Loan: The first whereas clause is amended by replacing “Eight Million Five Hundred Thousand Dollars ($8,500,000.00)” with “Thirteen Million Dollars ($13,000,000.00)”.

4. Representations and Warranties. The terms and conditions, representations and warranties, and covenants as set forth in the Security Agreement and all other loan documents executed by Debtor in favor of Lender in connection with the Loan are hereby ratified and affirmed by Debtor, and Debtor hereby agrees that the said terms and conditions, and covenants are valid, true and correct as if made on the date hereof. The Debtor hereby ratifies, affirms and acknowledges the continuing and unconditional security interest in the Collateral as described in the Security Agreement.

5. Cooperation; Further Assurances. Debtor agrees to cooperate with Lender so that the interests of Lender are protected and the intent of the Security Agreement can be effectuated. Debtor agrees to execute all documents and to provide whatever further assurances Lender may request or deem necessary to effectuate the terms of the Security Agreement.

6. No Implied Modifications. Except as expressly modified hereby, all terms and provisions of the Security Agreement shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties have executed this First Amendment to Security Agreement as of the day and year first written above.

DEBTOR:

VERICHIP CORPORATION

By:	/s/ William Caragol
Print Name: William Caragol
Title: CFO

SECURED PARTY:

APPLIED DIGITAL SOLUTIONS, INC.

By:	/s/ Evan C. McKeown
Print Name: Evan C. McKeown
Title: CFO